Exhibit 3.1

BLOOM ENERGY CORPORATION

RESTATED CERTIFICATE OF INCORPORATION

Bloom Energy Corporation, a Delaware corporation (the "***Company***"), hereby certifies as follows:

1. The name of the Company is Bloom Energy Corporation. The Company was originally incorporated under the name of Ion America Corporation.

2. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware (the "***Secretary***") on January 18, 2001. The Restated Certificate of Incorporation of the Company was filed with the Secretary on July 27, 2018 (the "***Prior Restated Certificate of Incorporation***"). A Certificate of Amendment to the Prior Restated Certificate of Incorporation was filed with the Secretary on May 31, 2022. A Certificate of Retirement of Class B Common Stock was filed with the Secretary on November 7, 2023. A Certificate of Second Amendment to the Prior Restated Certificate of Incorporation was filed with the Secretary on May 27, 2026.

3. The Restated Certificate of Incorporation, attached hereto as Exhibit A (the "***Restated Certificate of Incorporation***"), has been duly adopted by the Company's Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

4. The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Prior Restated Certificate of Incorporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: September 16, 2026

Bloom Energy Corporation

By: /s/ KR Sridhar

Name: KR Sridhar

Title: Founder, President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:00 AM 09/16/2026
FILED 09:00 AM 09/16/2026
SR 20264404815 - File Number 3345681

EXHIBIT A

BLOOM ENERGY CORPORATION

RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of this corporation is Bloom Energy Corporation (the "***Company***").

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Company's registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "***General Corporation Law***").

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized.

1.1. The total number of shares of all classes of stock that the Company has authority to issue is 620,000,000 shares, consisting of two classes: 600,000,000 shares of Common Stock, $0.0001 par value per share ("***Common Stock***") and 20,000,000 shares of Preferred Stock, $0.0001 par value per share (the "***Preferred Stock***"). Class A Common Stock has been renamed Common Stock and prior Class A Common Stock certificates issued are deemed to refer to the Common Stock without the need to surrender the certificates.

1.2. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote (on an as-converted basis) voting together as a single class without a separate class vote of the holders of the Common Stock as permitted by Section 242(b)(2) of the General Corporation Law.

2. Preferred Stock.

2.1. The Company's Board of Directors ("***Board of Directors***") is authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law ("***Certificate of Designation***"), to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including

voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock or any series thereof, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation designating a series of Preferred Stock.

2.2. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3. Rights of Common Stock.

3.1. Voting Rights and Powers. Except as otherwise expressly provided by this Restated Certificate of Incorporation or as provided by law, the holders of shares of Common Stock shall (a) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Company (the "***Bylaws***") and (b) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock). Except as otherwise expressly provided herein or provided by law, each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder.

3.2. Dividends and Distribution Rights. Subject to the preferential rights of holders of all classes or series of stock at the time outstanding having prior rights as to dividends, holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets or funds of the Company legally available therefor, dividends per share as may be declared from time to time by the Board with respect to the Common Stock.

3.3. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the liquidation, dissolution

or winding up of the Company, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Company available for distribution to its stockholders.

ARTICLE V: Intentionally Omitted

ARTICLE VI: AMENDMENT OF BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "***Whole Board***" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Company required by applicable law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws.

ARTICLE VII: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3. Classified Board. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the "***Classified Board***"). The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Company's first annual meeting of stockholders following the date of the closing of the Company's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock to the public (the "***IPO Closing***

Date"), the initial term of office of the Class II directors shall expire at the Company's second annual meeting of stockholders following the IPO Closing Date, and the initial term of office of the Class III directors shall expire at the Company's third annual meeting of stockholders following the IPO Closing Date. At each annual meeting of stockholders following the IPO Closing Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. In the event of any increase or decrease in the authorized number of directors (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one directorship more than any other class.

4. Term and Removal. Each director shall hold office until the annual meeting at which such director's term expires and until such director's successor is elected and qualified, or until such director's earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the Company given in writing or by any electronic transmission permitted by the Bylaws. Subject to the special rights of the holders of any series of Preferred Stock, no director may be removed from the Board of Directors except for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member.

5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires or until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws shall so provide.

ARTICLE VIII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation

of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS

1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Company except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders of the Company by written consent.

2. Special Meeting of Stockholders. Special meetings of the stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer the Lead Independent Director (as defined in the Bylaws) or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, and may not be called by any other person or persons.

3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Company and of business to be brought by stockholders before any meeting of stockholders of the Company shall be given in the manner provided in the Bylaws. Business transacted at special meetings of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

ARTICLE X: AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

The Company reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; *provided, however*, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Company required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1.2 and 2 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Sections 1.2 and 2 of Article IV, Article VI, Article VII, Article VIII, Article IX, this proviso of Article X, Article XI or Article XII; *provided, further*, that the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors shall be required to amend or repeal, or adopt any provision inconsistent with Section 3 of Article IV, Article V or this proviso of this Article X.

ARTICLE XI: CHOICE OF FORUM

1. Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, or other employee or agent of the Company to the Company or the Company's stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law, this Restated Certificate of Incorporation or the Bylaws of the Company (as either may be amended from time to time); (d) any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph.

Subject to the foregoing paragraph, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this paragraph.

2. Enforceability. If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XII: OFFICER LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of an officer, then the liability of an officer of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article XII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article XII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of an officer of the Company existing at the time of such amendment, repeal or adoption of such an inconsistent provision.